FULLER, TUBB, POMEROY & STOKES
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
201 ROBERT S. KERR AVENUE, SUITE 1000
OKLAHOMA CITY, OK 73102

G. M. FULLER (1920-1999)	TELEPHONE 405-235-2575
JERRY TUBB	FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
_____

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
DAN M. PETERS

September 6, 2006

Keith Parker, Chairman-CEO
Summit Environmental Corporation, Inc.
210 South Green
Longview, TX 75601

Re:	Summit Environmental Corporation, Inc.

Dear Mr. Parker:

I have reviewed the Form SB-2 Registration Statement of Summit Environmental Corporation, Inc. (Securities and Exchange Commission File No. 333-122402) covering the resale of 10,318,550 shares of its common stock Also, I have examined the applicable Texas statutory provisions, rules and regulations underlying those provisions and applicable judicial and regulatory determinations. In my opinion, the shares offered for resale - whether sold earlier to the selling security holders or to be acquired through the exercise of warrants, were or will be legally issued, fully paid and non-assessable.

Sincerely,

/s/ Thomas J. Kenan

Thomas J. Kenan